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                                                                 Exhibit 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

Household Finance Corporation:

As independent public accountants, we hereby consent to the incorporation of our report dated February 1, 1994, included in this annual report on Form 10-K of Household Finance Corporation for the year ended December 31, 1993, into the Company's previously filed Registration Statements No. 33-48854, No. 33-51646 and No. 33-51451 on Form S-3.

                                                          Arthur Andersen & Co.

Chicago, Illinois,
March 28, 1994